                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2002 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries (the "Company") as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. We also consent to the reference to our firm in Item 5 of this Registration Statement on Form S-8.



New York, New York
December 4, 2002



                                        /s/ PricewaterhouseCoopers LLP